Exhibit 99.1

CONTACT: Terry Hammett, Investor Relations

Commercial Vehicle Group, Inc.

(614) 289-5384

FOR IMMEDIATE RELEASE

COMMERCIAL VEHICLE GROUP ANNOUNCES THIRD QUARTER 2015 RESULTS

NEW ALBANY, OHIO, November 4, 2015 /PRNewswire/ – Commercial Vehicle Group, Inc. (the “Company” or “CVG”) (Nasdaq: CVGI) today reported financial results for the third quarter ended September 30, 2015.

Consolidated Results

•	Third quarter revenues were $202.7 million compared to $213.8 million in the prior year period, a decrease of 5.2 percent. Foreign currency exchange translation, due in large part to the relative strength of the U.S. Dollar, negatively impacted third quarter sales compared to the prior year period by $4.5 million. As adjusted for foreign currency exchange translation, third quarter revenues decreased by 3.1 percent.

•	Operating income in the third quarter was $9.9 million compared to operating income of $9.7 million in the prior year period, an increase of 2.1 percent on lower revenue. Third quarter 2015 and 2014 results included $0.3 million and $0.1 million, respectively, of costs associated with the closure of our Tigard, Oregon facility.

•	Net income was $2.6 million in the third quarter, or $0.09 per diluted share, compared to net income of $1.2 million, or $0.04 per diluted share in the prior year period. Earnings per share, as adjusted for special items, were $0.10 per diluted share in the third quarter, compared to $0.04 per diluted share in the prior year period.

Rich Lavin, President and CEO of Commercial Vehicle Group, stated, “As adjusted for foreign currency exchange translation of $4.5 million, our sales in the third quarter declined by $6.6 million, or by 3.1 percent. Sales in the Global Construction and Agriculture Segment declined by $11.6 million, net of unfavorable foreign currency exchange translation of $3.9 million, and reflects the challenging conditions in these end markets. Global Construction and Agriculture are two of our core industries, and we intend to continue to invest in those businesses to take advantage of the long term growth we are confident will develop in the coming years. Conversely, sales in our Global Truck and Bus segment increased by 2.8 percent, reflecting the continued favorable production volumes in the North American medium- and heavy-duty truck markets. As regards operating income, we were pleased with our overall cost management and pull through on lower sales for the quarter.”

Tim Trenary, Chief Financial Officer of Commercial Vehicle Group, stated, “As previously announced, on October 15, 2015, we elected to call for the redemption of $15 million of the $250 million outstanding 7.875% Senior Secured Notes due 2019. This action was made possible in large part as a consequence of $40 million of cash build for the nine months ended

September 30, 2015. This redemption and therefore de-leveraging of our balance sheet is consistent with our capital allocation strategy and will reduce annual cash interest payments by $1.2 million. Adjusted for the anticipated redemption and the semi-annual interest payment we made on October 15, 2015, at September 30, 2015, the Company had liquidity of $122 million.”

Segment Results

Global Truck and Bus Segment

•	Revenues for the Global Truck and Bus Segment for the third quarter were $142.9 million compared to $139.0 million for the prior year period, an increase of 2.8 percent primarily resulting from continued favorable production volumes in the North American medium- and heavy-duty truck markets. Foreign currency exchange translation negatively impacted third quarter 2015 sales by $0.6 million.

•	Operating income for the third quarter was $16.4 million compared to operating income of $15.1 million for the prior year period, primarily as a result of increased sales period over period. Third quarter 2015 and 2014 results included $0.3 million and $0.1 million, respectively, of costs associated with the closure of our Tigard, Oregon facility.

Global Construction and Agriculture Segment

•	Revenues for the Global Construction and Agriculture Segment for the third quarter were $62.5 million compared to $78.0 million in the prior year period, a decrease of 19.9 percent, reflecting the challenging marketplace in these end markets. Foreign currency exchange translation negatively impacted third quarter 2015 sales by $3.9 million, or 5.0 percent.

•	Operating income in the third quarter was $0.8 million compared to $0.9 million in the prior year period on lower revenue.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures is included as Appendix A to this release.

End Market Outlook

Management estimates that 2015 North American Class 8 truck production levels will be in the range of 320,000 – 330,000 units, up from the 297,000 units produced in 2014. 2016 North American Class 8 truck production is expected to remain above the generally accepted annual replacement level. Additionally, we expect equipment production to remain soft for the remainder of 2015 and into 2016 in the global construction and agriculture end markets we serve.

Conference Call

A conference call to discuss this press release is scheduled for Thursday, November 5, 2015, at 10:00 a.m. ET. To participate, dial (866) 300-8704 using conference code 56623530.

This call is being webcast by Nasdaq and can be accessed at Commercial Vehicle Group’s Web site at www.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (855) 859-2056 using access code 56623530.

About Commercial Vehicle Group, Inc.

Commercial Vehicle Group, Inc. is a Delaware (USA) corporation. We were formed as a privately-held company in August 2000. We became a publicly held company in 2004. The Company (and its subsidiaries) is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the medium-and heavy-duty truck market, the medium-and heavy-construction vehicle market, and the military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational markets. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to its plans to improve financial results and enhance the Company, the future of the Company’s end markets, Class 8 North America build rates, performance of the global construction equipment business, expected cost savings, enhanced shareholder value and other economic benefits of the consulting services, the Company’s initiatives to address customer needs, organic growth, the Company’s economic growth plans to focus on certain segments and markets and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company’s ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck, construction, aftermarket, military, bus, agriculture and other markets; (v) the Company’s failure to complete or successfully integrate strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company’s customers or on its business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (viii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (ix) the Company’s ability to comply with the financial covenants in its revolving credit facility; (x) the Company’s ability to realize the benefits of its cost reduction and strategic initiatives; (xi) a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements; (xii) volatility and cyclicality in the commercial vehicle market adversely affecting us; and (xiii) various other risks as outlined under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2014. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
	2015	2014	2015	2014
Revenues	$202,729	$213,802	$640,649	$627,869
Cost of Revenues	174,839	185,376	554,178	546,954

Gross Profit	27,890	28,426	86,471	80,915
Selling, General and Administrative Expenses	17,614	18,333	52,739	55,553
Amortization Expense	330	388	999	1,163

Operating Income	9,946	9,705	32,733	24,199
Interest and Other Expense	5,152	5,226	15,305	15,539

Income Before Provision for Income Taxes	4,794	4,479	17,428	8,660
Provision for Income Taxes	2,240	3,316	8,076	5,266

Net Income	2,554	1,163	9,352	3,394
Less: Non-controlling interest in subsidiary’s income	—	1	1	1

Net Income Attributable to CVG Stockholders	$2,554	$1,162	$9,351	$3,393

Earnings per Common Share:
Basic and Diluted	$0.09	$0.04	$0.32	$0.12

Weighted Average Shares Outstanding:
Basic	29,149	28,883	29,149	28,871

Diluted	29,384	29,258	29,309	29,108

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	September 30, 2015	December 31, 2014
	(Unaudited)	(Unaudited)
Assets
Current Assets:
Cash	$110,149	$70,091
Accounts receivable, net of reserve for doubtful accounts of $3,049 and $2,808, respectively	143,194	139,912
Inventories	79,837	83,776
Deferred income taxes	9,235	9,142
Other current assets	10,171	6,351

Total current assets	352,586	309,272

Property, plant and equipment, net of accumulated depreciation of $131,640 and $123,831, respectively	71,213	73,462
Goodwill	7,839	8,056
Intangible assets, net of accumulated amortization of $6,526 and $5,613, respectively	17,246	18,589
Deferred income taxes	16,970	23,234
Other assets, net	7,956	9,400

Total assets	$473,810	$442,013

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$83,755	$70,826
Accrued liabilities	49,678	36,686

Total current liabilities	133,433	107,512

Long-term debt	250,000	250,000
Pension and other post-retirement benefits	21,026	23,356
Other long-term liabilities	3,728	2,309

Total liabilities	408,187	383,177

Stockholders’ Equity:
Preferred stock: $0.01 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock: $0.01 par value, 60,000,000 shares authorized; 29,148,504	296	296
Treasury stock purchased from employees; 779,484 shares	(6,622)	(6,622)
Additional paid-in capital	234,101	231,907
Retained loss	(120,140)	(129,492)
Accumulated other comprehensive loss	(42,012)	(37,288)

Total CVG stockholders’ equity	65,623	58,801
Non-controlling interest	—	35

Total stockholders’ equity	65,623	58,836

Total liabilities and stockholders’ equity	$473,810	$442,013

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENT FINANCIAL INFORMATION (Unaudited)

(Amounts in thousands)

	For the three months ended September 30,
	Global Truck & Bus		Global Construction & Agriculture		Corporate / Other		Total
	2015	2014	2015	2014	2015	2014	2015	2014
Revenues
External Revenues	$142,614	$138,906	$60,115	$74,896	$—	$—	$202,729	$213,802
Intersegment Revenues	274	55	2,397	3,116	(2,671)	(3,171)	—	—

Total Revenues	$142,888	$138,961	$62,512	$78,012	$(2,671)	$(3,171)	$202,729	$213,802

Gross Profit	$23,780	$22,647	$5,968	$6,502	$(1,858)	$(723)	$27,890	$28,426
Selling, General & Administrative Expenses	$7,091	$7,174	$5,094	$5,588	$5,429	$5,571	$17,614	$18,333
Operating Income	$16,394	$15,121	$839	$878	$(7,287)	$(6,294)	$9,946	$9,705

	For the nine months ended September 30,
	Global Truck & Bus		Global Construction & Agriculture		Corporate / Other		Total
	2015	2014	2015	2014	2015	2014	2015	2014
Revenues
External Revenues	$437,682	$393,658	$202,967	$234,211	$—	$—	$640,649	$627,869
Intersegment Revenues	457	317	8,288	8,213	(8,745)	(8,530)	—	—

Total Revenues	$438,139	$393,975	$211,255	$242,424	$(8,745)	$(8,530)	$640,649	$627,869

Gross Profit	$68,010	$57,747	$22,229	$25,615	$(3,768)	$(2,447)	$86,471	$80,915

Selling, General & Administrative Expenses	$21,528	$21,697	$14,825	$16,335	$16,386	$17,521	$52,739	$55,553

Operating Income	$45,589	$34,998	$7,298	$9,170	$(20,154)	$(19,969)	$32,733	$24,199

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES

Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

(Amounts in thousands, except per share amounts)

	Three Months Ended September 30, 2015					Three Months Ended September 30, 2014
	Revenue	Operating Income	Net Income [2]	Basic EPS	Diluted EPS	Revenue	Operating Income	Net Income [2]	Basic EPS	Diluted EPS
As Reported (GAAP)	$202,729	$9,946	$2,554	$0.09	$0.09	$213,802	$9,705	$1,163	$0.04	$0.04
Special Items:
Plant Closures [1]	—	344	189	0.01	0.01	—	104	57	0.00	0.00

Total Special Items	—	344	189	0.01	0.01	—	104	57	0.00	0.00

Adjusted (Non-GAAP)	$202,729	$10,290	$2,743	$0.10	$0.10	$213,802	$9,809	$1,220	$0.04	$0.04

[1]	Costs associated with plant closures, including employee severance and retention costs, lease cancellation costs, building repairs and costs to transfer equipment.
[2]	Adjusted Net Income is calculated by applying an assumed 45 percent corporate tax rate to the special items.

	Nine Months Ended September 30, 2015					Nine Months Ended September 30, 2014
	Revenue	Operating Income	Net Income [3]	Basic EPS	Diluted EPS	Revenue	Operating Income	Net Income [3]	Basic EPS	Diluted EPS
As Reported (GAAP)	$640,649	$32,733	$9,352	$0.32	$0.32	$627,869	$24,199	$3,394	$0.12	$0.12
Special Items:
Plant Closures [1]	—	1,486	817	0.03	0.03	—	604	332	0.01	0.01
Loss on Sale of Building [2]	—	—	—	—	—	—	769	423	0.01	0.01

Total Special Items	—	1,486	817	0.03	0.03	—	1,373	755	0.02	0.02

Adjusted (Non-GAAP)	$640,649	$34,219	$10,169	$0.35	$0.35	$627,869	$25,572	$4,149	$0.14	$0.14

[1]	Costs associated with plant closures, including employee severance and retention costs, lease cancellation costs, building repairs and costs to transfer equipment.
[2]	Loss on sale of Norwalk, Ohio manufacturing facility.
[3]	Adjusted Net Income is calculated by applying an assumed 45 percent corporate tax rate to the special items.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items and charges that (i) management believes reflect the Company’s multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, engage in financial and operational planning and to determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and comparable reporting periods. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.